LAWSON PRODUCTS, INC.

                                     FORM OF
                   RESTRICTED STOCK AWARD AND ACKNOWLEDGEMENT
                   ------------------------------------------


         THIS RESTRICTED STOCK AWARD ("Award") is granted this _____ day of ________, ____, by Lawson Products, Inc., a Delaware corporation (the "Company") to ___________ (the "Director").

         WHEREAS, the Company is of the opinion that its interests will be advanced by granting the Director a proprietary interest in it, thus providing the Director with a more direct stake in its welfare and creating a closer relationship between the Director's interests and those of the Company.

         NOW, THEREFORE, in consideration of services rendered to the Company by the Director and the services and other conditions required hereunder, the Company hereby grants this Award to the Director on the terms expressed herein.

         1. Stock Award. The Company hereby grants to Director an award of ______ shares of common stock of the Company (the "Award Shares"), subject to the nontransferability provision set forth in Section 3, and the other terms and conditions set forth herein. The Director hereby acknowledges and agrees to such restriction and the other terms and conditions set forth herein.

         2. Vesting. The Award Shares shall be fully vested on the date of grant.

         3. Restriction. The Director shall not sell, assign, transfer, convey, pledge, hypothecate, encumber, donate or otherwise dispose of any of the Award Shares under any conditions (and any attempted disposition shall be void and of no force or effect whatsoever). Upon the earlier of (a) termination of the Director's status as a member of the Board of Directors of the Company or (b) after the third anniversary of the date hereof, such restriction shall lapse.

         4. Voting; Dividends. The Director shall have all of the rights and status of a stockholder of the Company in respect of the Award Shares, including the right to vote such shares and to receive dividends or other distributions thereon.

         5. Adjustments and Certain Distributions. In the event that, prior to the termination of the restriction hereunder on the Award Shares, the Company shall change the number of issued shares of common stock without receipt of consideration therefore (by stock split, stock dividend or similar action), all stock received by Director in respect of the Award Shares that are then subject to restriction hereunder shall also be held subject to such restriction.

         6. Applicable Plan. These Award Shares are granted under and are subject to the terms and conditions of the Lawson Products, Inc. 1999 Incentive Stock Plan, as amended (the "Plan"). Any capitalized terms not defined herein shall be subject to the definitions set forth in the Plan.

         7. Prospectus. This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as

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amended. Copies of all documents incorporated by reference into the registration statement shall be furnished by the Company upon written or oral request.

         IN WITNESS WHEREOF, the Company has caused this Award to be granted on the date first above written.


                                                     LAWSON PRODUCTS, INC.


                                                     By:
                                                        ------------------------




ACKNOWLEDGED AND ACCEPTED:


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